Exhibit 4.2(b)

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT dated as of November 2, 2005 to the Credit Agreement dated as of December 17, 2003 (the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the "Borrower"); its SUBSIDIARIES from time to time party thereto; the LENDERS from time to time party thereto; CREDIT SUISSE FIRST BOSTON, JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION as Co-Documentations Agents; CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Collateral Agents; and CITICORP USA, INC., as Administrative Agent (in such capacity, the "Administrative Agent").

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2. Amended Definitions. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition therein in correct alphabetical order:

"Amendment No. 2 Effective Date" means November 2, 2005.

(b) The following definitions in Section 1.01 of the Credit Agreement are amended to read in their entirety as follows:

"Co-Documentation Agent" shall mean each of Credit Suisse First Boston, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, in its capacity as co-documentation agent in respect of the Loan Documents.

"LC Sublimit" shall mean $200,000,000.

"Termination Date" means the fifth anniversary of the Amendment No. 2 Effective Date.

(c) The definition of "Commitment" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the term "Effective Date" in the second sentence thereof and inserting the term "Amendment No. 2 Effective Date" in place thereof, and (ii) inserting the following sentence at the end thereof:

"The aggregate amount of the Lenders' Commitments on the Amendment No. 2 Effective Date is $400,000,000."

(d) The definition of "Total Commitment" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

"On the Amendment No. 2 Effective Date, the Total Commitment is $400,000,000."

(e) The definition of "Applicable L/C Margin" in Section 1.01 of the Credit Agreement is hereby amended by deleting the table contained therein and by inserting the following table in place thereof:

Average Monthly Excess Availability	Applicable L/C Margin
Greater than or equal to $600,000,000	1.50%
Less than $600,000,000 and greater than or equal to $300,000,000	1.75%
Less than $300,000,000	2.00%

(f) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended by deleting the table contained therein and by inserting the following table in place thereof:

Average Monthly Excess Availability	ABR Loans	Libor Loans
Greater than or equal to $600,000,000	0.50%	1.50%
Less than $600,000,000 and greater than or equal to $300,000,000	0.75%	1.75%
Less than $300,000,000	1.00%	2.00%

Section 3. Change in Commitments. With effect from and including the Amendment Effective Date (as defined below), (i) each Person listed on the signature pages hereof that is not a party to the Credit Agreement (a "New Lender") shall become a Lender party to the Credit Agreement, (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the commitment schedule attached hereto as Exhibit A (the "New Commitment Schedule"), (iii) Schedule 2.01 to the Credit Agreement shall be deleted in its entirety and replaced with the New Commitment Schedule; (iv) any Lender under the Credit Agreement not listed on the New Commitment Schedule (a "Departing Lender") shall cease to be a Lender party to the Credit Agreement; provided, that the provisions of Sections 2.14, 2.16 and 10.05 of the Credit Agreement shall continue to inure to the benefit of each Departing Lender, and (v) all accrued fees and other amounts payable under the Credit Agreement for the account of each Departing Lender shall be due and payable on such date.

Upon the Amendment Effective Date, the participation of each Departing Lender in outstanding Letters of Credit shall terminate and the participation of each other Lender in such outstanding Letters of Credit shall be equal to such Lender's Revolving Percentage of the aggregate amount available to be drawn under such Letters of Credit as determined in accordance with the New Commitment Schedule.

Section 4. Amendments to Article 2. Section 2.07 of the Credit Agreement is hereby amended by deleting the percentage "0.75%" specified therein and inserting the percentage "0.375%" in place thereof.

Section 5. Amendments to Article 5. Clause (b)(iii) of Section 5.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

"(iii) permit the Administrative Agent and any representatives designated by it (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct collateral reviews and evaluations and appraisals of the assets included in the Borrowing Base and the Borrowers' computation of the Borrowing Base, all at such reasonable times and as often as reasonably requested and, except during the continuance of a Default, upon at least ten Business Days' (or, during the continuance of a Triggering Event of the type described in clause(iii), (iv) or (v) of the definition of "Triggering Event", five Business Days') prior notice; provided that unless a Default has occurred and is continuing, the Administrative Agent and its representatives shall conduct no more than four such collateral reviews and evaluations and no more than four such appraisals in any calendar year; provided further that unless Total Excess Availability is less than $200,000,000 during any period of five consecutive Business Days within any twelve-month period, the Administrative Agent and its representatives shall conduct no more than two such collateral reviews and evaluations and no more than two such appraisals during such twelve-month period. Equistar shall pay (i) the documented fees and expenses of employees or other representatives of the Administrative Agent (with in-house field examination charges being limited to $1,000 per day per person (employee or representative) plus such person's reasonable out-of-pocket expenses, including travel expenses) incurred in connection with periodic collateral reviews and evaluations (or in connection with an appraisal pursuant to (ii) below) and (ii) any inventory appraisal firm retained by the Administrative Agent, in consultation with the Borrowers, to conduct any such appraisals. The Administrative Agent and any representative designated by the Administrative Agent to conduct such collateral reviews, evaluations and appraisals shall, during any review, inspection or other activity performed at any of the Borrowers' plant sites, (X) be accompanied at all times by a plant safety representative (and the Borrowers hereby agree to cause such a plant safety representative to be available for such purpose at such reasonable hours as may be requested and upon reasonable prior notice) and (Y) comply at all times with the Borrowers' rules regarding safety and security to the extent that the Administrative Agent or representative has been notified of such rules. The Administrative Agent shall furnish to each Lender a copy of the final written collateral review or appraisal report prepared in connection with such review or appraisal. The Administrative Agent shall furnish to the Borrowers a copy of the final appraisal report prepared in connection with any such appraisal, and shall provide the Borrowers with a summary of the Collateral analysis contained in any final written collateral review, in each case not less than two Business Days prior to delivery thereof to the Lenders."

Section 6. Amendments to Article 6. (a) Section 6.07 of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" specified therein and inserting the amount "$75,000,000" in place thereof.

(b) Clause (d) of Section 6.11 of the Credit Agreement is hereby amended by deleting the amount "$50,000,000" specified therein and inserting the amount "$75,000,000" in place thereof.

(c) Section 6.14 of the Credit Agreement is hereby amended by deleting the amount "$250,000,000" specified therein and inserting the amount "$300,000,000" in place thereof.

Section 7. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the "Amendment Effective Date"):

      the Administrative Agent shall have received counterparts hereof signed by each of the Lenders, each of the New Lenders and the Borrowers' Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);
      the Administrative Agent and each of the Arrangers shall have received payment of all amendment fees (including any fees for the account of the Lenders in amounts heretofore mutually agreed), arrangement fees, other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to the Borrower) and other compensation due and payable to any of the foregoing on or prior to the Amendment Effective Date in connection with the Loan Documents or this Amendment; and
      the Administrative Agent shall have received bring-down opinions dated the Amendment Effective Date relating to the opinions delivered on the Effective Date of the Credit Agreement covering such corporate and other matters as the Administrative Agent may reasonably request.

Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

CITICORP USA, INC.
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

Bank of America, N.A..
By:	/s/ Stephen King
Name: Stephen King
Title: Vice President

JPMORGAN CHASE BANK, N.A..
By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, Acting Through its Cayman Islands Branch)
By:	/s/ Thomas R. Cantello
Name: Thomas R. Cantello
Title: Vice President By: __/s/ Gregory S. Richards________ Name: Gregory S. Richards Title: Associate

WACHOVIA BANK, NATIONAL ASSOCIATION FORMERLY KNOWN AS CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
By:	/s/ M. Galovic Jr.
Name: M. Galovic Jr.
Title: Vice President

AMSOUTH BANK
By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Attorney In Fact

LaSALLE BUSINESS CREDIT, LLC
By:	/s/ Jeffrey G. Saperstein
Name: Jeffrey G. Saperstein
Title: Vice President

Siemens Financial Services, Inc.
By:	/s/ Frank Amodio
Name: Frank Amodio
Title: Vice President -- Credit

UBS AG, STAMFORD BRANCH
By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US By: ___/s/__Irja R. Otsa____________ Name: Irja R. Otsa Title: Associate Director, Banking Products Services, US

The Bank of New York
By:	/s/ John V. Yancey
Name: John V. Yancey
Title: Managing Director

State of California Public Employees' Retirement System ("Calpers")
By:	/s/ J. Michael Claybar, Jr.
Name: J. Michael Claybar, Jr.
Title: Investment Officer
Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
By:	/s/ James Betz
Name: James Betz
Title: Vice President

General Electric Capital Corporation
By:	/s/ Dwayne Coker
Name: Dwayne Coker
Title: Duly Authorized Signer

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Robert F. McIntire
Name: Robert F. McIntire
Title: Director

National City Business Credit, Inc.
By:	/s/ Anthony Alexander
Name: Anthony Alexander
Title: Vice President

Wells Fargo Foothill, LLC
By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Assistant Vice President

LLOYDS TSB COMMERCIAL FINANCE LIMITED
By:	/s/ Paul Herrington
Name: Paul Herrington
Title: International Director, ABL

UPS CAPITAL CORPORATION, as a Lender
By:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director of Portfolio Management

CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Director By: ___/s/ Bertrand Cord'homme_____ Name: Bertrand Cord'homme Title: Director

RZB FINANCE LLC
By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President By: ___/s/ Christoph Hoedl_________ Name: Christoph Hoedl Title: Group Vice President

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Andrew Campbell
Name: Andrew Campbell
Title: Senior Vice President By: __/s/ Andrew Kjoller___________ Name: Andrew Kjoller Title: Vice President

ALLIED IRISH BANKS, p.l.c.
By:	/s/ Martin Chin
Name: Martin Chin
Title: Senior Vice President By: ___/s/ Brian Deegan__________ Name: Brian Deegan Title: Assistant Vice President